Exhibit 99.1
FOR IMMEDIATE RELEASE

LXP Industrial Trust Announces Early Results of Cash Tender Offer for Up to $150,000,000 of Outstanding 6.750% Notes due 2028

WEST PALM BEACH, FL., October 15, 2025 -- LXP Industrial Trust (NYSE: LXP) (the “Company”), a real estate investment trust (REIT) focused on Class A warehouse and distribution real estate investments, announced today the early results of the previously announced tender offer (the “Offer”) to purchase for cash an amount of its 6.750% Notes due 2028 (the “Notes”) with an aggregate purchase price up to $150,000,000 (excluding accrued and unpaid interest, which also will be paid to, but excluding, the applicable settlement date and excluding fees and expenses related to the Offer) (the “Tender Cap”).

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap (Purchase Price)	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)(2)	Principal Amount Tendered at Early Tender Deadline
6.750% Notes due 2028	529043 AF8	$300,000,000	$150,000,000	3.375% UST due 9/15/2028	FIT1	50 bps	$30.00	$186,042,000
(1)The applicable page on Bloomberg from which the dealer manager will quote the bid-side price of the Reference U.S. Treasury Security (as shown in the table above). In the above table, “UST” denotes a U.S. Treasury Security.
(2)The Total Consideration (as defined below) for Notes validly tendered (and not subsequently validly withdrawn) prior to or at the Early Tender Deadline (as defined below) and accepted for purchase is calculated using the Fixed Spread (as specified above) and is inclusive of the Early Tender Premium (as defined below). In addition, holders whose Notes are accepted will also receive Accrued Interest (as defined below) on such Notes.

The terms and conditions of the Offer are set forth in the offer to purchase, dated October 1, 2025 (the “Offer to Purchase”). The Offer will expire at 5:00 p.m., New York City time, on October 30, 2025, unless extended or earlier terminated by the Company in its sole discretion (the “Expiration Date”).

As of 5:00 p.m., New York City time, on October 15, 2025 (the “Early Tender Deadline”), according to information provided by D.F. King & Co., Inc., the Information and Tender Agent for the Offer, the aggregate principal amount of the Notes set forth in the table above under “Principal Amount Tendered at Early Tender Deadline” had been validly tendered and not validly withdrawn in the Offer. Withdrawal rights for the Notes expired at 5:00 p.m., New York City Time, on October 15, 2025.

The total consideration (the “Total Consideration”) paid in the Offer for Notes that were validly tendered and not withdrawn at or prior to the Early Tender Deadline and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity of the Reference U.S. Treasury Security specified in the table above and in the Offer to Purchase and will include an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., New York City time, on October 16, 2025.

The Company expects to announce the pricing of the Offer, the amount of Notes accepted for purchase, and the approximate proration rate for the Notes on October 16, 2025.

Only holders of Notes who validly tendered and did not validly withdraw their Notes at or prior to the Early Tender Deadline are eligible to receive the Total Consideration for the Notes accepted for purchase. Holders of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from, and including, the most recent interest payment date for the Notes to, but excluding, the settlement date (the “Accrued Interest”).

Since the Offer for the Notes has been fully subscribed as of the Early Tender Deadline, the Company does not expect to accept for purchase any Notes validly tendered after the Early Tender Deadline.

Exhibit 99.1
INFORMATION RELATED TO THE OFFER

Wells Fargo Securities, LLC is serving as the dealer manager for the Offer. Investors with questions regarding the Offer may contact Wells Fargo Securities, LLC at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com.

None of the Company or its board of trustees, the dealer manager, the tender agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful.

The full details of the Offer are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be obtained from the Information and Tender Agent, D.F. King & Co., Inc., free of charge, by calling (212) 931-0873 (collect, for banks and brokers) or (800) 848-3051 (toll-free, for all others), or by email to lxp@dfking.com.

ABOUT LXP INDUSTRIAL TRUST

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and Midwest. LXP seeks to expand its portfolio through acquisitions, development projects, and build-to-suit and sale/leaseback transactions. For more information or to follow LXP on social media, visit www.lxp.com.
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under our control which may cause actual results, performance or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including risks related to: the Company’s ability to complete the Offer within expected time frames or at all, and other risks and uncertainties described in the Offer to Purchase; national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation; the outbreak of highly infectious or contagious diseases and natural disasters; authorization by our board of trustees of future dividend declarations; our ability to achieve our estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2025; the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields; the failure to continue to qualify as a real estate investment trust; changes in general business and economic conditions, including the impact of any legislation; competition; inflation and increases in operating costs; labor shortages; supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays; defaults or non-renewals of significant tenant leases; changes in financial markets and interest rates; changes in accessibility of debt and equity capital markets; future impairment charges; international trade disputes or the imposition of significant tariffs or other trade restrictions by the U.S. on imported goods that adversely impact trading volumes and risks related to our investments in our non-consolidated joint ventures.

Copies of the periodic reports the Company files with the Securities and Exchange Commission are available on our web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, we undertake no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that our expectations will be realized.

Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
Phone: (212) 692-7200 E-mail: hgentry@lxp.com